UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2026

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, R. Jeffrey Harris informed the Board of Directors (the “Board”) of AMN Healthcare Services, Inc. (the “Company”) of his decision to retire as a member of the Board effective as of the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”). Therefore, Mr. Harris will not stand for re-election to the Board at the 2026 Annual Meeting. Mr. Harris’ decision was not due to any disagreement with the Company or the Board.

In connection with Mr. Harris’ departure, the Board intends to nominate Eric Palmer to stand for election to the Board at the 2026 Annual Meeting. Mr. Palmer brings to the Board more than 25 years of experience leading and transforming large organizations across the healthcare services, care management, benefits, and insurance industries. Mr. Palmer previously served as Executive Vice President, Enterprise Strategy, for The Cigna Group, a managed healthcare and insurance company, from January 2024 until March 2025, where he had also previously served as Executive Vice President and Chief Financial Officer from June 2017 until January 2021. Mr. Palmer served as President and Chief Executive Officer of Evernorth Health Services, the health services brand of The Cigna Group, from January 2022 to March 2025, where he had previously served as President and Chief Operating Officer from January 2021 to December 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: February 5, 2026	By:	/s/ Whitney M. Laughlin
Whitney M. Laughlin
Chief Legal Officer and Corporate Secretary